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                          TURBOTAK TECHNOLOGIES, INC.
                     Consolidated Statements of Operations
                                  (Unaudited)
                                  ($ Canadian)

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                                                         12 Months           6 Months
                                                           Ended              Ended
                                                       June 30, 1996     December 31, 1996
                                                    --------------------------------------

Original Equipment Revenue                               $1,435,724          $2,309,333
Rehabilitation, Maintenance and Spare
 Parts Revenue                                            2,254,800           1,316,461
                                                    --------------------------------------
   Total Revenue                                          3,690,524           3,625,794
                                                    --------------------------------------
Cost of Original Equipment                                  986,394           1,580,700
Cost of Rehabilitation, Maintenance and
 Spare Parts                                              1,424,154             677,184
                                                    --------------------------------------
   Total Costs                                            2,410,548           2,257,884
                                                    --------------------------------------

   Gross Profit                                           1,279,976           1,367,910

Selling, General and Administrative Expenses              1,102,343             707,160
                                                    --------------------------------------
   Earnings from operations                                 177,633             660,750

Interest Income                                              12,060               4,494
Miscellaneous Income                                         10,507               7,380
                                                    --------------------------------------
   Earnings before provision
    for income taxes                                        200,200             672,624
Provision for Income Taxes                                    7,600
                                                    --------------------------------------
   Net Income                                              $192,600            $672,624
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